Exhibit 99.1

FullCircle Registry, Inc., President announces achieving “Operating Profit” and “Positive Net Worth” for the first time in the history of the Company.

Tuesday, May 31, 2011

Dear FullCircle Registry Shareholders,

Our 2010 Form 10-K and 2011 March Form 10Q have been filed and are placed on our web page under “Announcements” for everyone to read and study.  http://www.fullcircleregistry.com/News.asp

The Board of Directors of FullCircle Registry, Inc., is pleased to report that FullCircle has achieved some great milestones this past year. Here are some accomplishments that are worthy of sharing:

1.

For the first time in the history of FullCircle Registry, Inc., during the first quarter of 2011, the Company achieved an operating profit.

2.

For the first time in the history of FullCircle Registry, Inc., our stockholder equity achieved a positive net worth.

3.

The Securities and Exchange Commission approved our Form S-1 registration after seven amendments, with over 300 questions, taking over two years to complete.  Many suggested that we give up but we were convinced that we could win that approval since we believed that we had a great plan that was worth preserving.

4.

In the March 2011 quarter we reported revenues of $334,715, the highest revenue reported in any quarter since the beginning of the Company.

5.

We purchased property in northern Indianapolis, Indiana that included a theater complex, Georgetown 14, and a Save-A-Lot Grocery Store for $5,500,000. We have a 25-year lease on the Save-A-Lot Grocery store.  The independent appraisal for that property came in at $7,850,000.  We are looking at plans to expand our investment there, since we own 295,367 square feet of property, and our buildings are only using 61,233 square feet.  If the market research suggests that development of the property will be profitable, we will pursue opportunities to partner with a developer and possibly build retail outlets on the property for additional revenue.

6.

Georgetown 14 has experienced a 12% growth in revenue this year compared to the first quarter in 2010. According to Movieline International, a Company that provides box office and film information worldwide, theaters in the United States experienced a 19% drop in business year-to-date this year over last year in the U.S. The year-to-year long-term trend, however, is showing growth in the industry. Georgetown is in a growth area. Based on current management projections, the revenue from the Georgetown theater this year is expected to reach $1,500,000, and we expect to realize continued improvement in our performance.

7.

Evaluations are ongoing for additional mergers and expansions.

8.

In 2010 the President and CEO of FullCircle invested in the Company an additional $162,149 by converting notes into common stock and preferred shares.  Other insiders, management and board members invested $883,205 by converting notes into common stock and preferred shares in 2010.  Total insider investment in 2010 was $1,045,354, which included $452,159 in stock at $.10 for our Georgetown 14 acquisition.

See us online at www.FullCircleRegistry.com

9.

In March of 2007 when the CEO accepted the consulting arrangement with FullCircle, the initial mission was to bring FullCircle into profitability. Part of that task required us to align our professional services with the needs of the Company.  In late 2007 the Company terminated its arrangement with its attorney of record since inception located in Utah; the Company hired Lynch, Cox, Gilman & Goodman, P.S.C., located in Louisville, Kentucky.

10.

In 2008 the Company terminated its accounting arrangements with a firm in Louisville, Kentucky and hired Lee Shannon, a CPA from Shelbyville, Kentucky.

11.

In 2010 the Company engaged Mountjoy Chilton Medley LLP, a consulting firm that will help us navigate the various accounting and reporting challenges of a public Company.

12.

In 2010 the Company terminated its arrangements with the auditing firm Chisholm, Bierwolf and Nilsen in Utah and engaged Rodefer, Moss & Co., PLLC, an accounting firm in Kentucky, Indiana and Tennessee.

The restructuring of our professional services is now complete with all services located in Kentucky. We believe that we now have the best professional services available to support our mission.

Personal thoughts and remarks from the CEO:

On a personal note, the FLCR project has proven to be very time consuming and a true learning experience. Working without adequate capital has limited our ability to move at a faster rate.  I have never before experienced the difficulty of wading through all of the new regulations that are coming from the SEC on a monthly basis. The new regulations are more burdensome on newer, smaller emerging companies that have limited cash flow (for even more compliance) and limited staff.

I need to thank all of you for your investor support and the many friends I have met through FullCircle who have stood with us with moral support and financial support believing that we could succeed in developing a profitable Company.

Emerging companies need capital to put their plans in motion. Our state and federal governments make it very difficult to access investors. Even after our Form S-1 was approved by the SEC at the federal level, the State of Kentucky has declined our application to issue preferred shares.  With our new financial condition, we are re-submitting for approval.

As I have shared with the many stockholders who call on a regular basis, I have never walked away from a difficult project in my life and FullCircle is not going to be my first.  I can proudly say that with the help of many wonderful investors who have joined us in believing in our mission, we are turning FullCircle into a successful Company.

Going Forward

•

We are in negotiations on additional acquisitions.

•

We are in a discovery mode of finding a Company that is active in “Electronic Medical Records Storage.”  Our Company was founded on this business model but we were ahead of the times. If we choose to return to our original business model, I do not believe we should internally re-develop this capability; rather we should acquire a Company that is already successful with medical records storage.

•

Last year we attempted to hold a stockholder meeting but our plans did not prevail when we scheduled it for the Monday of Thanksgiving week.  It is our hope to reschedule for later this year provided we have adequate funding to pay for the hotel meeting space.

•

We will pursue additional funding to commence existing business plans with FullCircle Insurance Agency, Inc., and FullCircle Prescription Services, Inc.

•

We are pursuing adding additional revenue opportunities at our Georgetown 14 property.

•

We are planning to add board members who are experts in our business ventures.

In this ever-changing landscape of our economy and our business world, it is important to understand that we must remain flexible in order to be in a position to move quickly should any profit potential exist. If the management of FullCircle sees an opportunity to purchase a Company, we will evaluate that potential. We do not wish to limit ourselves to any specific business sector at this time.

See us online at www.FullCircleRegistry.com

Using Berkshire Hathaway as one of the better models, we do not wish to increase overhead costs to operate and oversee businesses that we own and acquire. Instead, we will strive to place our resources into those purchased companies such that they remain as autonomous as possible and we will maintain minimal employee levels at our FullCircle offices.

I can assure all of our stockholders that my time and efforts over the last four years have been focused on bringing FullCircle up to a fully viable and profitable Company. I eliminated all my other consulting work in March of 2007. My wish is for us to succeed so that our shares achieve more value. My income has been limited to stock since I have personally elected not to take a salary or any other compensation since 2007. I do not realize any gain for this work unless the stock appreciates. I have purchased $530,000 in stock so my money is supporting the plan. I believe in the business direction of FullCircle Registry.

As I have always said to my friends and many investors in FullCircle, Warren Buffet bought Dairy Queen but he does not make the banana splits. My time will be invested in improving the profitability of the Company through acquisitions once I can get through all of the SEC compliance issues and truly get to work. Georgetown 14 was purchased with stock only and no cash except for auditing expenses. We expect to continue to use this acquisition method in the near future.

In closing, I need to impress upon all of our stockholders that we cannot do this project without capital. We are pursuing every avenue to obtain funding and believe that having an adequate capital infusion we can take FullCircle to the next level.

My opinion is that our current market capitalization is well below my estimated value of the Company; our database appraised at around $1.0 million, our loss carry forward is approximately $7.6 million, my estimate of our SEC compliance status (fully reporting in good standing) is estimated to be worth $3 to $4 million (not sure how to quantify this – it is the one that seems soft and speculative), and we have approximately $2.85 million net asset value in our Georgetown 14 property.

I have announced to everyone that I am always available by phone and I enjoy visiting with our stockholders. We are trying to collect email addresses from all our stockholders. We will send out email blasts of new information and at the same time place additional communication on our “Announcements” page on our website. We will make every attempt to send out letters each quarter from now on. Here is the link to our “Announcements” page.

http://www.fullcircleregistry.com/News.asp

I cannot legally share my expectations for the projected value of our shares at this time, but I will comment that my expectations are for us to experience a much better market capitalization than what we have currently. We must earn that market price. Our March 2011 financial statement suggests that we have begun that process. I am confident that our foundation and our structure are now intact and we can continue to make positive strides.

Our stock is traded on the OTC market under the symbol FLCR.

Sincerely,

/s/ Norman Forhreich

Norman L. Frohreich, President and CEO

Direct line: 574-238-3699

Forward-Looking Statements  This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements as to future operating results and plans that involve risks and uncertainties. We use words such as “expects”, “anticipates”, “believes”, “estimates”, the negative of these terms and similar expressions to identify forward looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by those projected in the forward-looking statements for any reason.

See us online at www.FullCircleRegistry.com